JEANNOT'S FURNISHINGS OF FLORIDA, INC.

                             (a Florida corporation)








                             SUBSCRIPTION AGREEMENT








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                             SUBSCRIPTION AGREEMENT

TO: JEANNOT'S FURNISHINGS OF FLORIDA, INC., a Florida corporation, "The Company", Seller

All investors are subject to the provisions of the Subscription Agreement which includes the amount of shares of common stock purchased, the price of the shares, the provisions of receiving the share certificate(s), and prospective shareholder information.


1. The undersigned hereby subscribes for the purchase of common shares of stock, @$0.20 per share, of JEANNOT'S FURNISHINGS OF FLORIDA, INC. (the "Company") in accordance with the terms and conditions of this Subscription Agreement.

2. This subscription is one of a limited number of such subscriptions for shares of common stock of the Company. The execution of this Subscription Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified below. The Seller shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Subscription Agreement, to accept such offer. If such offer is accepted, the Seller will return an executed copy of this Subscription Agreement to the undersigned, along with a valid share certificate from the Company's transfer agent, National Stock Transfer, Inc., 1512 South 1100 East, Salt Lake City, Utah 84105. If this subscription is rejected or if the offering is not consummated for any reason, the undersigned's subscription payment will be returned, as soon as practicable following termination of the offering or the date of rejection, as applicable. It is understood that this Subscription Agreement is not binding upon the Company unless and until it is accepted by the Company, as evidenced by its execution of this Subscription Agreement where indicated below. All funds shall be made payable to "Jeannot's Furnishings of Florida, Inc., Special Account".

3. The undersigned hereby makes the following representations and warranties:

     a. The undersigned has been furnished with and has carefully reviewed the Prospectus and documents attached thereto.

     b. All information provided to the Company is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21) years of age and sufficient legal capacity to execute this Subscription Agreement.

     d. The undersigned has sufficient knowledge and expertise in business, and financial matters to evaluate the merits and risk of an investment.

     e. The undersigned has analyzed and reviewed the information contained in the Company's Prospectus and has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the satisfaction of the undersigned.

     f. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to become excessive.

     g. The undersigned understands that the shares of common stock have been registered under the Securities Act of 1933, as amended (the "Act") by way of an effective SB-2 Registration Statement as filed with the Securities and Exchange Commission.

     h. The undersigned is acquiring the common shares of stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     i. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

                   (i) It is duly organized, validly existing, and in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein.

                   (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or any law or regulation applicable to it.

                   (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

                   (iv) This Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to the Company, and shall survive such delivery period.

4. Miscellaneous

     a. This Subscription Agreement, any amendments or replacements hereof, and the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Florida and United States securities laws.

     b. This Subscription Agreement contains the entire agreement between the parties. The provisions of this Subscription Agreement may not be modified or waived except in writing.

     c. This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Subscription Agreement without the prior written consent of the Company and any attempted assignment without such consent shall be void and without effect.

     d. It is understood that this subscription to purchase shares of common stock is offered on an availability basis and is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated.

5. Subscription. The undersigned hereby subscribes for the purchase of _________shares of common stock of JEANNOT'S FURNISHINGS OF FLORIDA, INC. and encloses payment in the amount of $________ ($0.20 per share) payable to "Jeannot's Furnishings of Florida, Inc., Special Account".

TYPE OF OWNERSHIP

                                ______ Individual

                                ______ Joint Tenants with Right of Survivorship

                                ______ Tenants in Common

                                ______ Community Property

                                ______ Other


Executed this ______ day of________________, 20__, at __________________________


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Print Name

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 Signature of Investor

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 Social Security or other Identification Number


If the Investor has indicated that the shares will be held as joint tenants, tenants in common or as community property, please complete the following:

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Print Name of Spouse or Other Investor

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Signature of Spouse or Other Investor

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Social Security or other identification number


If the Investor is a partnership, corporation or trust, complete the following:

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Name of Partnership, Corporation or Trust

(affix seal, if any)

By:_______________________________________________


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Print Name of Individual Signing

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Capacity of Individual Signing




Accepted:


JEANNOT'S FURNISHINGS OF FLORIDA, INC.


By:_______________________________________________



Title:____________________________________________



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Date of Acceptance